EXHIBIT 99.1

CONTACT:  JOSEPH MACNOW

                     (201) 587-1000

210 Route 4 East

Paramus, NJ  07652

FOR IMMEDIATE RELEASE – June 9, 2011

Vornado Renews and Increases
Revolving Credit Facility

PARAMUS, NEW JERSEY….VORNADO REALTY TRUST (NYSE:VNO) announced today that Vornado Realty L.P., the operating partnership through which Vornado Realty Trust conducts its business, has renewed one of its two unsecured revolving credit facilities and increased it to $1.25 billion from $1 billion.  The renewed facility matures in four-years, has a one-year extension option and bears interest at LIBOR plus 135 basis points, based on Vornado’s current credit rating.

Vornado plans to extend its second revolving credit facility of $1.595 billion maturing in September 2012.

Vornado’s total revolving credit facilities are now $2.845 billion, of which $100 million is outstanding.

The lead arrangers and bookrunners for the facility are JP Morgan Securities LLC and Merrill Lynch, Pierce Fenner & Smith Incorporated.  JP Morgan Chase Bank, N.A. serves as Administrative Agent.  Bank of America, N.A. serves as Syndication Agent.  Citicorp North America, Inc.; Deutsche Bank Trust Company Americas; Wells Fargo Bank, National Association; Barclays Bank plc; The Goldman Sachs Group, Inc.; Morgan Stanley Senior Funding, Inc.; The Royal Bank of Scotland plc and UBS Securities LLC serve as Documentation Agents.

Vornado Realty Trust is a fully integrated equity real estate investment trust.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

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